SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2008

China Green Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-15683	88-0381646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27F(Changqing Building), 172 Zhongshan Road Harbin City, China 150040
(Address of principal executive offices) (Zip Code)

00-86-451-82695957
(Registrant's telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2008, the Board of Directors of the Company accepted the resignation of Mr. Guoliang Ji, the former Chief Technology Officer and elected Dr. Yingjie Qiao to be the new Chief Techology Officer of the Company. Dr. Yingjie Qiao, 43, has served as Professor and President Assistant of the Material Technologies and Chemical Engineering Institute of Harbin Engineering University from 2003 to 2008. He has engaged primarily in the research of composite materials. Dr. Yingjie Qiao has led many projects sponsored by the National Natural Science Fund and Heilongjiang Province government, and has won science awards such as Heilongjiang Province Science and Technology Achievements Award in year 2007. Dr. Yingjie Qiao received his bachelor’s degree in material science from Harbin University of Science and Technology in 1988, master degree in material science from Harbin University of Science and Technology in 1991, and Ph.D degree in composite material from Harbin Institute of Technology in 2004.

Mr. Guoliang Ji  resigned as Chief Technology Officer as a result of personal reasons and did not have any disagreement with  the Company in relation to his resignation.

Effective June 30, 2008, the Board of Directors of the Company accepted the resignation of Mr. Yuhong Wang and Wen Leng as directors of the Company, and, acting by written consent in lieu of a meeting, approved Mr. Yingjie Qiao and Guiguo Wu as new members of its Board.

Mr. Guiguo Wu, 39, from April 2006 to present, has served as Manager of Technology Division of the manufacturing branch of ChangFangYuan Hi-Tech Environment-Friendly Industry Co., Ltd. (“CHFY “), Manager of Production Division of the manufacturing branch, Vice President of the manufacturing branch, and President. From May 2005 to February 2006, Mr. Wu served as Production Director of Harbin Xin Da Polymer Material, Ltd., and engaged in production management. From May 2002 to November 2005, Mr. Wu served as Manager of Technology Department of Heilongjiang Hua Di Group. Mr. Wu received his bachelor’s degree in chemistry from Heilongjiang University in 2001.

Mr. Yuhong Wang and Wen Leng resigned as directors of the Company as a result of personal reasons and did not have any disagreement with  the Company in relation to their resignation.

With respect to the new Directors, (i) there are no family relationships between the new Directors and any other officer or director of the Company and (ii) there are no disclosable related party transactions with respect to any director.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2008

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
By:	/s/ Su Zhonghao
Name: Su Zhonghao
Title: Chief Executive Officer